                                                                          Exhibit 99.1

DMRJ Extends Implant Sciences’ Credit Line

Fund manager cites new QS-B220 product and progress in US Government market

Wilmington, MA – September 29, 2011 - Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, today announced that it has renegotiated its credit agreements with its senior secured investor, DMRJ Group LLC.

DMRJ has agreed to extend the maturity of Implant Sciences’ indebtedness from September 30, 2011 to March 31, 2012. Detailed information on additional terms of the extension can be found in the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission today.

DMRJ Managing Director, Daniel Small commented, “We’re very impressed with the market acceptance of the Implant Sciences’ technology, particularly in the early response to the QS-B220. We’ve also seen the Company make great strides with the US Government, securing the quality meetings so important to succeeding in that market.”

Implant Sciences President and CEO, Glenn D. Bolduc added, “DMRJ’s willingness to extend the credit line is a true vote of confidence in the Company’s products and technology. Their cooperation and support has been instrumental to bringing our Quantum SnifferTM QS-B220 to market, and we all look forward to the success of this new explosives and narcotics trace detector.”

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosive and narcotics trace detection systems which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and the Company’s QS-B220 bench-top explosives and narcotics trace detector has received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group in the near future; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; the risks that our explosives and narcotics detection products and technologies (including any new products we may develop) may not be accepted by governments or by other law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation
Company Contact:
Glenn Bolduc, CEO
978-752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608
lmoody@corporateprofile.com